UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 5, 2011 (May 3, 2011)

COATES INTERNATIONAL, LTD. (Exact name of registrant as specified in its charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01 OTHER EVENTS

On May 3, 2011, the Registrant received a firm commitment letter from Black Swan Capital Group, Inc. located in Newport Beach, CA (“Black Swan”) for a proposed term loan of $10 million (the “Loan”). The commitment is subject to standard conditions for closing and is expected to close before the end of May 2011. As such, the Loan has not yet been provided and at this time the Company is not under a contractual obligation to repay the Loan. The terms of the proposed Loan, which would mature two years after the closing date, provide for interest at 10% per annum. The Loan may be drawn down in two tranches consisting of $5 million at the closing and $5 million at any time thereafter within 9 months after the closing date upon 30 days’ prior notice. The Loan will be secured by all of the Registrant’s assets and will contain covenants requiring the maintenance of certain financial ratios and financial calculations to be defined. The Registrant is also required to pay a closing fee of 3.5% at the closing. The Company’s existing $1,660,000 mortgage loan is expected to be repaid from the proceeds at the closing, unless the mortgage lender agrees to subordinate its mortgage lien position to Black Swan.

The new working capital that would be provided from funding of the Loan would enable the Registrant to ramp up production and fulfill orders for the Coates CSRV Natural Gas Industrial Electric Power Generator Sets for Almont Energy, Inc.

A press release announcing this commitment is filed as an exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

Exhibit No.	Description
10.1	Commitment letter from Black Swan Capital Group, Inc. dated May 2, 2011.
99.1	Press Release, date May 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

Date: May 5, 2011	By:	/s/ Barry C. Kaye
Barry C. Kaye
Chief Financial Officer

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